                                                                    EXHIBIT 99.5

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 11K

                   ANNUAL REPORT PURSUANT TO SECTION 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                     For the fiscal year ended June 30, 1997

     A. Full title of plan and the address of the plan, if different from that of the issuer:

          THE STANDARD PRODUCTS COMPANY COLLECTIVELY BARGAINED SAVINGS
               AND RETIREMENT PLAN FOR THE EMPLOYEES OF THE REID
            DIVISION COVERED BY THE COLLECTIVE BARGAINING AGREEMENT
              WITH UNITED STEEL WORKERS OF AMERICA LOCAL NO. 3586

         B. Name of issuer of securities held pursuant to the plan and the address of its principal executive office:

                          THE STANDARD PRODUCTS COMPANY
                2401 SOUTH GULLEY ROAD, DEARBORN, MICHIGAN 48124


                              REQUIRED INFORMATION

     Financial Statements:

     Report of Independent Public Accountants

     Statement of Net Assets Available for Plan Benefits as of June 30, 1997

     Statement of Changes in Net Assets Available for Plan Benefits for the Six Months Ended June 30, 1997

     Notes to Financial Statements

     I - Schedule of Assets Held for Investment Purposes as of June 30, 1997

     II - Schedule of Reportable Transactions for the Six Months Ended June 30, 1997

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of The Standard Products Company Collectively Bargained Savings and Retirement Plan for the Employees of the Reid Division Covered by the Collective Bargaining Agreement with United Steel Workers of America Local No. 3586 Committee, as administrator of The Standard Products Company Collectively Bargained Savings and Retirement Plan for the Employees of the Reid Division Covered by the Collective Bargaining Agreement with United Steel Workers of America Local No. 3586, have duly caused this annual report to be signed by the undersigned thereunto duly authorized.



                              The Standard Products Company Collectively
                              Bargained Savings and Retirement Plan for the Employees of the Reid Division Covered by the Collective Bargaining Agreement with United Steel Workers of America Local No. 3586



Date:  December 22, 1997      By:   /s/ Bernard J. Theisen
                                    ----------------------
                                        Committee Member

                         THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

             FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

     COLLECTIVE BARGAINING AGREEMENT WITH UNITED STEELWORKERS OF AMERICA
                                LOCAL NO. 3586


                         INDEX TO FINANCIAL STATEMENTS





Financial Statements-

     Statement of Net Assets Available for Plan Benefits as of June 30, 1997 (unaudited)

     Statement of Changes in Net Assets Available for Plan Benefits for the Six Months Ended June 30, 1997 (unaudited)


Notes to Financial Statements


Schedule I - Item 27a - Schedule of Assets Held for Investment
     Purposes as of June 30, 1997 (unaudited)

Schedule II - Item 27d - Schedule of Reportable Transactions for the Six Months Ended June 30, 1997 (unaudited)

                         THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

             FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

COLLECTIVE BARGAINING AGREEMENT WITH UNITED STEELWORKERS OF AMERICA LOCAL NO.
3586


              STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                              AS OF JUNE 30, 1997
                                  (UNAUDITED)








                                                                  Participant Directed
                                                   --------------------------------------------------
                                                     Common                                  Short
                                                      Stock       Equity        Index        Term
                                                      Fund         Fund         Fund         Fund
                                                   -----------  -----------  -----------  -----------
INVESTMENTS, at fair value (Note 2):
The Standard Products Company Common Share Fund       $  1,129     $      -       $    -      $     -
Vanguard Windsor II                                          -        6,962            -            -
Vanguard Index Trust-500 Portfolio                           -            -        5,600            -
Vanguard Money Market Reserves-Prime Portfolio               -            -            -          874
Vanguard STAR Fund                                           -            -            -            -
Vanguard Retirement Savings Trust                            -            -            -            -
                                                   -----------  -----------  -----------  -----------
 Total investments                                       1,129        6,962        5,600          874
                                                   -----------  -----------  -----------  -----------
RECEIVABLES
Employees' contributions                                   233        1,615        1,268          214
Interest and dividends                                       9            -            -            -
                                                   -----------  -----------  -----------  -----------
 Total receivables                                         242        1,615        1,268          214
                                                   -----------  -----------  -----------  -----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                $  1,371     $  8,577       $6,868      $ 1,088
                                                   ===========  ===========  ===========  ===========





                                                             Participant Directed
                                                   ---------------------------------------
                                                                  Investment
                                                     Balanced     Contract
                                                     Fund         Fund            Total
                                                     ----         ----             -----
INVESTMENTS, at fair value (Note 2):
The Standard Products Company Common Share Fund         $      -      $     -     $  1,129
Vanguard Windsor II                                            -            -        6,962
Vanguard Index Trust-500 Portfolio                             -            -        5,600
Vanguard Money Market Reserves-Prime Portfolio                 -            -          874
Vanguard STAR Fund                                         2,183            -        2,183
Vanguard Retirement Savings Trust                              -          187          187
                                                     -----------  -----------  -----------
 Total investments                                         2,183          187       16,935
                                                     -----------  -----------  -----------
RECEIVABLES
Employees' contributions                                     467           45        3,842
Interest and dividends                                         -            -            9
                                                     -----------  -----------  -----------
 Total receivables                                           467           45        3,851
                                                     -----------  -----------  -----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS                  $  2,650      $   232     $ 20,786
                                                     ===========  ===========  ===========

    The accompanying notes are an integral part of the financial statements.

                         THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

             FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

     COLLECTIVE BARGAINING AGREEMENT WITH UNITED STEELWORKERS OF AMERICA
                                LOCAL NO. 3586


         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)







                                                                       Participant Directed
                                                            ------------------------------------------
                                                             Common                            Short
                                                              Stock     Equity      Index      Term
                                                              Fund       Fund       Fund       Fund
                                                            ---------  ---------  ---------  ---------
ADDITIONS:
Employees' contributions                                      $ 1,308   $  8,104   $  6,441    $ 1,082
Net unrealized appreciation in fair value of investments           51          -        405        423
Realized gains                                                      -          -          -          -
Interest and dividends                                             13         50         21          7
                                                            ---------  ---------  ---------  ---------
 Total additions                                                1,372      8,154      6,867      1,512
                                                            ---------  ---------  ---------  ---------
DEDUCTIONS:
Benefit payments                                                    -          -          -          -
                                                            ---------  ---------  ---------  ---------
 Total deductions                                                   0          0          0          0
                                                            ---------  ---------  ---------  ---------
INCREASE/(DECREASE) FOR YEAR                                    1,372      8,154      6,867      1,512
NET ASSETS AT BEGINNING OF YEAR                                     0          0          0          0
                                                            ---------  ---------  ---------  ---------
NET ASSETS AT END OF YEAR                                     $ 1,372   $  8,154   $  6,867    $ 1,512
                                                            =========  =========  =========  =========



                                                                    Participant Directed
                                                              ---------------------------------
                                                                         Investment
                                                              Balanced    Contract
                                                                Fund        Fund        Total
                                                              ---------  ----------     -----
ADDITIONS:
Employees' contributions                                        $ 2,545     $   230  $   19,710
Net unrealized appreciation in fair value of investments             74           -         953
Realized gains                                                        -           -           0
Interest and dividends                                               31           1         123
                                                              ---------  ----------  ----------
 Total additions                                                  2,650         231      20,786
                                                              ---------  ----------  ----------
DEDUCTIONS:
Benefit payments                                                      -           -           0
                                                              ---------  ----------  ----------
 Total deductions                                                     0           0           0
                                                              ---------  ----------  ----------
INCREASE/(DECREASE) FOR YEAR                                      2,650         231      20,786
NET ASSETS AT BEGINNING OF YEAR                                       0           0           0
                                                              ---------  ----------  ----------
NET ASSETS AT END OF YEAR                                       $ 2,650     $   231  $   20,786
                                                              =========  ==========  ==========


    The accompanying notes are an integral part of the financial statements.

                         THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

             FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

     COLLECTIVE BARGAINING AGREEMENT WITH UNITED STEELWORKERS OF AMERICA
                                LOCAL NO. 3586


                         NOTES TO FINANCIAL STATEMENTS





(1)  SUMMARY OF PLAN

      General

        The Standard Products Company Collectively Bargained Savings and Retirement Plan for the Employees of the Reid Division Covered by the Collective Bargaining Agreement with United Steelworkers of America Local No. 3586 (the Plan) was established on January 1, 1997. The Plan is a defined contribution plan covering all employees who have completed the 60 day union probationary period and are covered by the collective bargaining agreement between the United Steelworkers of America Local No. 3586 and The Standard Products Company (the Company). The Plan is subject to the provisions of the Employee Retirement
        Income Security Act of 1974 (ERISA).

      Administration

        The Plan is administered by The Standard Products Collectively Bargained Savings and Retirement Plan Committee. The Plan has a trust agreement with the Vanguard Fiduciary Trust Company (the Trustee) to act as trustee and recordkeeper of the Plan's assets.

      Contributions

        Each year, participants may contribute up to 10 percent of their pretax compensation. There is no employer matching provision in the Plan.

      Participant Accounts

        Each participant's account is credited with the participant's contributions and the earnings of their investment funds.

      Vesting

        The participants are immediately vested in their contributions plus actual earnings thereon.

      Investment Options

        Upon enrollment in the Plan, a participant may direct employee contributions in 10 percent increments to any of six investment options.

          Company Common Stock Fund - This fund invests in common stock of The Standard Products Company.

          Equity Fund - This fund invests in the Vanguard Windsor II Fund which consists of investments in a diversified group of out-of-favor stocks of large-capitalization companies.

          Index Fund - This fund invests in the Vanguard Index Trust-500 Portfolio which consists of investments in all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price Index.

                         THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

             FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

     COLLECTIVE BARGAINING AGREEMENT WITH UNITED STEELWORKERS OF AMERICA
                                LOCAL NO. 3586


                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)




          Short Term Investment Fund - This fund invests in the Vanguard Money Market Reserves-Prime Portfolio which consists of investments in short-term, high-quality money market instruments.

          Balanced Fund - This fund invests in the Vanguard STAR Fund which consists of investments in nine Vanguard funds: six stock funds, two bond funds, and one money market fund.

          Investment Contract Fund - This fund invests in the Vanguard Retirement Savings Trust which consists of investment contracts backed by financial institutions or by high-quality bonds and bond mutual funds owned by the Trust. Prior to April 30, 1997, this fund was known as the Vanguard Investment Contract Trust.

     Payment of Benefits

        In the event of retirement, death, termination, permanent disability or other separation from service, participants shall be entitled to receive an amount equal to the value of the vested interest in their accounts. Payment of benefits may be taken in a lump sum cash distribution or in various annuity options.

      Termination of the Plan

        Although it has not expressed any intent to do so, the Company has the right, under the Plan, to terminate the Plan subject to the provisions of ERISA.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Accounting

        The accompanying financial statements are prepared on the accrual basis of accounting.

      Investments

        The accompanying statements of net assets available for plan benefits reflect the Plan's investments at their fair market values as of June 30, 1997. Net change in realized and unrealized appreciation and depreciation of investments is reflected as an adjustment of the Plan's equity balance in the accompanying statement of changes in net assets available for plan benefits. A summary of the Plan's investments at June 30, 1997, is presented in Schedule I.

        Purchases and sales of securities are recorded on a trade-date basis. Interest income is recognized when earned. Dividends are recorded on the ex-dividend date.

      Administrative Expenses

             The Company pays the administrative expenses of the Plan, including any expenses and fees of the Trustee.

                         THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

             FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

     COLLECTIVE BARGAINING AGREEMENT WITH UNITED STEELWORKERS OF AMERICA
                                LOCAL NO. 3586


                         NOTES TO FINANCIAL STATEMENTS
                                  (Continued)












      Use of Estimates

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  FEDERAL INCOME TAXES

      The Plan intends to apply for a favorable determination from the Internal Revenue Service on the qualification of the Plan under the Internal Revenue Code (IRC). The Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

(4)  RELATED-PARTY TRANSACTIONS

      Certain Plan investments are shares of mutual funds managed by the trustee. There have been no known prohibited transactions with a party-in-interest.

                                                                      SCHEDULE I




                         THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

             FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

     COLLECTIVE BARGAINING AGREEMENT WITH UNITED STEELWORKERS OF AMERICA
                                LOCAL NO. 3586

                          EIN:  34-0549970 - PLAN: 017

           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                              AS OF JUNE 30, 1997
                                  (UNAUDITED)





Shares/
Par Value                    Description                                 Cost       Market
---------  ------------------------------------------------              ----       ------
       83  *The Standard Products Company Common Share Fund         $    1,078  $    1,129
      253  *Vanguard Windsor II                                          6,539       6,962
       68  *Vanguard Index Trust-500 Portfolio                           5,194       5,600
      874  *Vanguard Money Market Reserves-Prime Portfolio                 874         874
      126  *Vanguard STAR Fund                                           2,109       2,183
      187  *Vanguard Retirement Savings Trust                              187         187
                                                                    ----------  ----------
           Total                                                    $   15,981  $   16,935
                                                                    ==========  ==========

                        *Represents a party-in-interest

         The accompanying notes are an integral part of this schedule.

                                                                    SCHEDULE II




                         THE STANDARD PRODUCTS COMPANY

               COLLECTIVELY BARGAINED SAVINGS AND RETIREMENT PLAN

             FOR THE EMPLOYEES OF THE REID DIVISION COVERED BY THE

     COLLECTIVE BARGAINING AGREEMENT WITH UNITED STEELWORKERS OF AMERICA
                                LOCAL NO. 3586

                         EIN:  34-0549970 - PLAN:  017

                 Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                     FOR THE SIX MONTHS ENDED JUNE 30, 1997
                                  (UNAUDITED)




During the year ended June 30, 1997, the Plan had the following "reportable transactions", as defined, involving an amount in excess of 5% of the net assets available for plan benefits at the beginning of the six months, January 1, 1997:






                                                   Purchases
                           ----------------------------------------------------------
                                                                           Current
                                                                          Value on
                             Number of       Shares/      Historical     Transaction
Description                Transactions     Par Value        Cost           Date
-----------                -------------  -------------  -------------  -------------
*The Standard Products
Company Common Share Fund              4             83         $1,078         $1,078
*Vanguard Windsor II                   4            253          6,539          6,539
*Vanguard Index Trust-
500 Portfolio                          4             68          5,194          5,194
*Vanguard Money Market
Reserves-Prime Portfolio               4            874            874            874
*Vanguard STAR Fund                    4            126          2,109          2,109
*Vanguard Retirement
Savings Trust                          4            187            187            187







                                                                      Sales
                                   ----------------------------------------------------------------------------------
                                                                                       Current
                                                                                       Value on
                                    Number of      Shares/                    Historical   Transaction
Description                         Transactions   Par Value      Proceeds        Cost          Date          Gain
-----------                         ------------  ------------  ------------  ------------  ------------  ------------
*The Standard Products
Company Common Share Fund               0             0            $0            $0            $0            $0
*Vanguard Windsor II                    0             0             0             0             0             0
*Vanguard Index Trust-
500 Portfolio                           0             0             0             0             0             0
*Vanguard Money Market
Reserves-Prime Portfolio                0             0             0             0             0             0
*Vanguard STAR Fund                     0             0             0             0             0             0
*Vanguard Retirement
Savings Trust                           0             0             0             0             0             0



                        *Represents a party-in-interest

         The accompanying notes are an integral part of this schedule.